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ARH Warrior Holdings, Inc.

January 31, 2003

Dale G. Wilkerson
Vice President and Controller
Alliance Resource Partners, L.P.
c/o Alliance Resource Management, L/P.
1717 South Bolder Avenue
Tulsa, Oklahoma 74119

Dear Dale:

         Reference is made to the Amended and Restated Put and Call Option Agreement (the "Agreement") by and between ARH Warrior Holdings, Inc. ("AWH") and Alliance Resource Partners, L.P. (the "MLP"), pursuant to which AWH has delivered written notice of its intent to exercise its right to cause the MLP to purchase all of the limited liability company interests in and to Warrior Coal, LLC ("Warrior Coal") pursuant to the terms and conditions set forth in the Agreement. Capitalized terms used and not defined herein shall have the meanings given to them in the Agreement.

         By this letter, AWH hereby agrees to extend the Put Option Period to February 28, 2003, and to diligently proceed in good faith and to use its best efforts to consummate the purchase and sale of Warrior Coal by this date.

         AWH understands that the MLP will also diligently proceed in good faith and use its best efforts to consummate the purchase and sale of Warrior Coal by February 28, 2003 in reliance upon this letter. This letter shall constitute an addendum to the Agreement with regard to the transactions contemplated herein.

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Dale G. Wilkerson
January 31, 2003
Page 2

         If the above correctly reflects your understanding and agreement with respect to the foregoing, please so confirm by executing this letter agreement in the space provided below.

ARH WARRIOR HOLDINGS, INC.

/s/ Gary J. Rathburn
--------------------------
Gary J. Rathburn
Senior Vice President - Marketing

Accepted and agreed to as
of this 31st day of January, 2003, by:

ALLIANCE RESOURCE PARTNERS, L.P.

By:      Alliance Resource Management GP, LLC,
         its Managing General Partner

By: /s/ Dale G. Wilkerson
    -------------------------------
     Name:  Dale G. Wilkerson
     Title: Vice President and Controller